SILVESTRE LAW GROUP, P.C.

31200 Via Colinas, Suite 200
Westlake Village, CA 91362
(818) 597-7552
Fax (818) 597-7551

January 20, 2011

GenSpera, Inc.
2511 N Loop 1604 W, Suite 204
San Antonio, TX 78258

Re:       Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by GenSpera, Inc., a Delaware corporation (the “Registrant” or “you”), with the Securities and Exchange Commission on or about January 20, 2011, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 7,775,000 shares of Common Stock, $0.0001 par value, of GenSpera, Inc. (the “Shares”) that are to be issued pursuant to the Registrants  (i) Amended and Restated 2007 Equity Compensation Plan (“2007 Plan”), and (ii) 2009 Executive Compensation Plan (“2009 Plan”)(collectively the “Plans”).  As your legal counsel, we have examined the proceedings taken and are familiar with the actions proposed to be taken by you in connection with the sale and issuance of the Shares under the Plans and pursuant to the agreements related thereto.

It is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours, SILVESTRE LAW GROUP, Professional Corporation
/s/ Silvestre Law Group, P.C.